Exhibit 10N

AMENDED CONSOLIDATED AND RESTATED COMPENSATION ALLOCATION AGREEMENT

This is an Agreement (“the Agreement”) made this ___ day of ____, 2009 among Harleysville Group Inc. (hereinafter referred to as Harleysville Group) and Harleysville Mutual Insurance Company, Harleysville Life Insurance Company, Harleysville Pennland Insurance Company, Harleysville Preferred Insurance Company, Harleysville Insurance Company of New Jersey, Harleysville Atlantic Insurance Company, Harleysville Worcester Insurance Company, Harleysville Insurance Company of Ohio, Harleysville Lake States Insurance Company, Harleysville Insurance Company of New York, Mainland Insurance Company and Harleysville Insurance Company  (collectively hereinafter referred to as the Harleysville Insurers),  and Harleysville Services, Inc., Harleysville, Ltd. and  Insurance Management Resources LP (collectively hereinafter referred to as the Non-Insurer Affiliates).

WHEREAS, Harleysville Group entered into a Salary Allocation Agreement with Harleysville Life Insurance Company, Harleysville Mutual Insurance Company and Harleysville Pennland Insurance Company, effective January 1, 1993.  Thereafter, as each remaining Harleysville Insurer became a part of Harleysville Group, similar Salary Allocation Agreements were entered into between Harleysville Group and these additional Harleysville Insurers.  These agreements had respective effective dates of February 8, 1994 (Harleysville Preferred Insurance Company, Harleysville Insurance Company of New Jersey, Mid-America Insurance Company, Harleysville Atlantic Insurance Company, Harleysville Worcester Insurance Company);  March 1, 1995 (Harleysville Insurance Company of Ohio); January 1, 1995 (Harleysville Lake States Insurance Company); March 12, 1996 ( Harleysville Insurance Company of New York); February 28, 1997 (Mainland Insurance Company); and March 12, 1999 (Harleysville Insurance Company).

WHEREAS, effective November 1, 2007, the parties entered into a Consolidated and Restated Compensation Allocation Agreement which consolidated the above referenced Salary Allocation Agreements into one agreement.

WHEREAS, Harleysville Group serves as the paymaster for the Harleysville Insurers and the Non-Insurer Affiliates;

WHEREAS, Harleysville Group provided a defined benefit pension plan to its employees that was frozen at the then current benefit levels as of March 31, 2006 (“the Plan”).

WHEREAS, as the result of the severe financial downturn experienced by worldwide equity markets in 2008, the Plan’s consulting actuary anticipates that Harleysville Group will be required to significantly increase its contributions to the Plan  in calendar year 2009 and subsequent years, in accordance with the Pension Protection Act of 2006 (“the Act”), which first became effective for Plan year 2008.

WHEREAS,  for calendar years 2006, 2007 and 2008, it has been Harleysville Group’s funding policy to contribute annually to the Plan an amount equal to at least the minimum required contribution in accordance with minimum funding standards established by ERISA.

WHEREAS, the parties desire to enter into this Amended Consolidated and Restated Compensation Allocation Agreement to limit to pre-2009 levels the contributions to the Plan which, under this Agreement, are allocated back to Harleysville Group’s affiliates, including the Harleysville Insurers, due to the adverse impact the additional contributions would have on the insurance operations of these insurer affiliates.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.

The Agreement shall continue in full force and effect unless and until terminated by sixty (60) days’ advance written notice given by any party to all of the other parties or upon mutual consent of the parties.

2.

Except as expressly provided to the contrary in this paragraph 2, each Harleysville Insurer and Non-Insurer Affiliate shall reimburse Harleysville Group monthly in an amount equal to the compensation and benefits costs for services performed on its behalf.  The basis for the reimbursement shall be fairly allocable and attributable to service performed on behalf of each Harleysville Insurer and Non-Insurer Affiliate. Notwithstanding anything in this paragraph 2 or this Agreement to the contrary, beginning with calendar year 2009, the maximum amount of Harleysville Group’s contribution to the Plan during any calendar year which may be allocated back to the

Harleysville  Insurer and Non-insurer Affiliates under this Agreement is the greater of the following:

a.  $3,000,000; or

b.  the then minimum contribution required under ERISA prior to the effectiveness of the PPA consistent with the Company’s contribution policy for calendar years 2006 through 2008, until such point that the Plan would have become fully funded considering only such contributions.

(the applicable of a. or b. above shall be referred to herein as “the Cap”)

Harleysville Group shall be solely responsible for the amount in which the sum of its contributions to the Plan in any calendar year, beginning with calendar year 2009, exceed the Cap.

3.

The monthly reimbursements provided by paragraph 2 above shall be paid by each Harleysville Insurer and Non-Insurer Affiliate to Harleysville Group no later than 15 days after their receipt of the monthly report indicating the amount due pursuant to this Agreement together with the settlement of inter-company expenses.

4.

Compensation and benefits costs shall initially be allocated among each of the Non-Insurer Affiliates, Harleysville Group, Harleysville Life Insurance Company and collectively for the Property and Casualty Harleysville Insurers (all Harleysville Insurers except for Harleysville Life Insurance Company) on the basis of time allocation.  The collective amount allocated to the Property and Casualty Harleysville Insurers on the basis of time allocation shall then be reallocated among each of the Property and Casualty Harleysville Insurers on the basis of the applicable of the following: premium volume, loss volume, investments and such special studies acceptable to statutory accounting principles as may be mutually agreed upon by the Property and Casualty Harleysville Insurers from time to time. All such allocations shall be in conformity with customary insurance accounting practices and consistently applied. Each party shall have the right during regular business hours to review the relevant books and records to confirm the proper allocation of compensation and benefits costs.

As used in this paragraph 4, the following terms have the following meaning:

a.

The term premium volume used as a basis of allocation means that the allocation of expenses shall follow the percentages of applicable premium.

b.

The term loss volume used as a basis of allocation means that the allocation of expenses shall follow the number of losses.

c.

Investments used as a basis of allocation means that the allocation of expenses shall follow the percentage of a party’s investment portfolio.

d.

The term special studies used as a basis of allocation means that the allocation of expenses shall be analyzed and basis of allocation applied as dictated by that analysis.

5.

All allocations made pursuant to this Agreement shall be made prior to the application of any inter-company pooling agreements between and among any of the parties hereto.

6.

This Agreement may not be assigned by any party without the prior written consent of all of the parties.

7.

This Agreement may not be modified orally, nor by any subsequent practice or course of dealings by the parties, or in any manner other than through a writing signed by the parties hereto.

8.

This Agreement constitutes the entire agreement among the parties relating to reimbursement for compensation and benefits costs and supersedes any prior agreements, written or oral, relating to this same subject matter.

9.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties have executed this Amended Consolidated and Restated Compensation Allocation Agreement this ___ day of ____, 2009.

HARLEYSVILLE GROUP INC.

BY:
TITLE:

HARLEYSVILLE MUTUAL INSURANCE COMPANY

BY:
TITLE:

HARLEYSVILLE LIFE INSURANCE COMPANY

BY:
TITLE:

HARLEYSVILLE WORCESTER INSURANCE COMPANY

BY:
TITLE:

HARLEYSVILLE INSURANCE COMPANY OF NEW YORK

BY:
TITLE:

HARLEYSVILLE PREFERRED INSURANCE COMPANY

BY:
TITLE:

HARLEYSVILLE PENNLAND INSURANCE COMPANY

BY:
TITLE:

HARLEYSVILLE INSURANCE COMPANY OF NEW JERSEY

BY:
TITLE:

HARLEYSVILLE-ATLANTIC INSURANCE COMPANY

BY:
TITLE:

HARLEYSVILLE INSURANCE COMPANY OF OHIO

BY:
TITLE:

HARLEYSVILLE INSURANCE COMPANY

BY:
TITLE:

HARLEYSVILLE LAKE STATES INSURANCE COMPANY

BY:
TITLE:

MAINLAND INSURANCE COMPAY

BY:
TITLE:

HARLEYSVILLE SERVICES, INC.

BY:
TITLE:

HARLEYSVILLE, LTD

BY:
TITLE:

INSURANCE MANAGEMENT RESOURCES L.P.

BY:
TITLE: